EX-10.22

                                 August 14, 2000

InforMax, Inc.
10th Floor
6010 Executive Boulevard
Rockville, Maryland  20852

Gentlemen:

     This letter sets forth the commitments I am making to InforMax, Inc. ("InforMax" or "the Company") in connection with an equity investment in the Company by Amersham Pharmacia Biotech, Inc. ("APB").

     I agree to continue to serve as Chief Executive Officer and/or Chairman of the Board of Directors of InforMax, devoting at least a majority of my professional working time to the business of InforMax, for a period of two (2) years from the date of this letter or for eighteen (18) months from the date of an initial public offering ("IPO") by InforMax, whichever is later; provided, that, in no event shall this commitment extend beyond three (3) years from the date hereof; and, provided further, that I receive no less than my current salary, benefits and Board approved bonuses from time-to-time no less than those awarded to other senior management.

     I also agree that, for so long as I am an officer, employee or holder of more than 10% of the outstanding shares of InforMax, and for a period of two (2) years after I cease to be an officer, employee or holder of more than 10% of the outstanding shares of InforMax, I will not directly render services for any business engaged in the business in which InforMax is engaged at the time of my termination or any business in which the Board of Directors has given the management of InforMax the approval to engage in as of the date of my termination; provided, that both parties agree that RealTimeHealth.com, Inc. ("RTH") is not competitive with the Company and thus not covered by this provision; and, provided further, that I am not precluded from investing in any funds which invest in biotechnology or other companies.

     I also agree that, for so long as I am an officer, employee or holder of more than 10% of the outstanding shares of InforMax and for a period of two (2) years after I cease to be an officer, employee or holder of more than 10% of the outstanding shares of InforMax, I will not, directly or indirectly, hire or engage or attempt to hire or engage any individual who shall have been an employee of InforMax as of the date I cease to be an officer or employee of the Company or at any time during the one (1) year period prior to such date, whether for or on my own behalf or for any entity in which I have a direct or indirect interest.

     I acknowledge that, prior to and following the Company's planned IPO, I will not sell or attempt to sell any shares of stock, options, warrants or other equity interest I have in InforMax for a period of six (6) months from the date of such IPO; provided, that, this commitment shall not restrict my ability to sell any such equity interests should the currently-filed S-1 be withdrawn.

     I further acknowledge that, if I breach or attempt to breach any of the commitments set forth herein, (i) InforMax may, for a period of sixty (60) days after such breach or attempted breach becomes known to InforMax, seek to enjoin me from further breaches or attempted breaches, or seek to compel me to comply with such commitments by specific performance, in addition to any other remedies available in equity or at law; and (ii) after a period of sixty (60) days from the time any such breach or attempted breach becomes known to InforMax or APB, APB may, if and only if InforMax has not successfully enjoined such breach or attempted breach, seek to enjoin me from further breaches or attempted breaches, or seek to compel me to comply with such commitments by specific performance, in addition to any other remedies available in equity or at law, as a third-party beneficiary of the foregoing commitments.

     Nothing contained herein shall be interpreted to limit any other obligations I have with respect to the Company's business pursuant to the Shareholder's Agreement dated September 1, 1999 and the Confidential Information, Non-Competition, Non-Solicitation and Intellectual Property Agreement that I have dated June 22, 1999.


                                             Very truly yours,

                                             /s/ Alexander Titomirov
                                             -----------------------------------
                                             Dr. Alexander Titomirov